EXHIBIT 2

                 Consent of Ansbacher Trustees (Cayman) Limited

     The undersigned agrees that the Schedule 13D executed by Jacob Stolt-Nielsen to which this statement is attached as an exhibit is filed on behalf of Jacob Stolt-Nielsen, Ansbacher (Cayman) Limited, Ansbacher Trustees (Cayman) Limited, Fiducia Ltd. and Stolt-Nielsen S.A. pursuant to Rule 13d-1(k)(1) of the Securities Exchange Act of 1934.

Dated: May 10, 2006

                                             ANSBACHER TRUSTEES (CAYMAN) LIMITED


                                             By:  /s/ Melissa Evans
                                                 -------------------------------
                                             Name:    Melissa Evans
                                             Title:   Authorized Signatory


                                             By:  /s/ Philip Sutcliffe
                                                 -------------------------------
                                             Name:    Philip Sutcliffe
                                             Title:   Authorized Signatory